UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 10, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Central Pacific Financial Corp. (the “Company”) previously reported that it entered into separate investment agreements, as amended (the “Investment Agreements”), with an affiliate of The Carlyle Group (“Carlyle”) and an affiliate of Anchorage Capital Group, L.L.C. (“Anchorage” and collectively with Carlyle, the “Lead Investors”) and subscription agreements with certain additional investors (“Additional Investors” and collectively with the Lead Investors, the “Investors”), pursuant to which each Investor agreed, subject to certain conditions, to invest in common stock, no par value, of the Company (the “Common Stock”) as part of the Company’s expected $325 million capital raise.  On February 10, 2011, the Company entered into additional subscription agreements and amendments to the Investment Agreements and certain existing subscription agreements to finalize allocations of the $325 million capital raise in anticipation of satisfying all closing conditions.

As a result of these amendments and new subscription agreements, each Lead Investor will be investing approximately $94.6 million and the other investors will invest the remaining approximately $135.8 million.  The amendment to the Investment Agreement with each of Carlyle and Anchorage is filed as Exhibits 10.1 and 10.2, respectively.  The form of subscription agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 27, 2010.

The closing of the Lead Investors’ and the other investors’ investments remains subject to the exchange of the Company’s preferred stock issued to the U.S. Department of the Treasury and accrued and unpaid dividends thereon for Common Stock; the receipt of requisite approvals from banking regulators; and other customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

10.1	Amendment No. 2 dated February 10, 2011 to Investment Agreement between Central Pacific Financial Corp. and Carlyle Financial Services Harbor, L.P.
10.2	Amendment No 2 dated February 10, 2011 to Investment Agreement between Central Pacific Financial Corp. and ACMO-CPF, L.L.C.

Cautionary Statement

The issuance of the securities in the $325 million capital raise have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This Form 8-K contains forward-looking statements concerning the Company’s plans for raising capital, the conditions necessary for closing on proposed capital investments, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the Federal Deposit Insurance Corporation and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and 2010 Form 10-Qs. The Company does not update any of its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: February 10, 2011	By:	/s/ John C. Dean
John C. Dean
Executive Chairman

INDEX TO EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

10.1	Amendment No. 2 dated February 10, 2011 to Investment Agreement between Central Pacific Financial Corp. and Carlyle Financial Services Harbor, L.P.
10.2	Amendment No. 2 dated February 10, 2011 to Investment Agreement between Central Pacific Financial Corp. and ACMO-CPF, L.L.C.